Terry Amisano Ltd.	Amisano Hanson
Kevin Hanson, CA	Chartered Accountants

PRIVATE & CONFIDENTIAL

March 15, 2004

United States Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington DC

USA 20549

Re:                     Empyrean Communications, Inc.

                           SEC File No. 0-30118

The undersigned Amisano Hanson, Chartered Accountants previously acted as independent accountants to audit the financial statements of Empyrean Communications, Inc. (the "Company"). We are no longer acting as independent accountants to the Company.

This letter will confirm that we reviewed Item 4 of the Company's Form 8-K dated September 17, 2003, captioned "Changes in Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

"Amisano Hanson"

Amisano Hanson
Chartered Accountants

750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net